Exhibit 10.17

Employment Letter Amendment

Chobani Global Holdings, LLC

200 Lafayette St,

New York, NY 10012

Dated November 13, 2021

Hamdi Ulukaya

Chobani Global Holdings, LLC

200 Lafayette St., 6th Floor

New York, New York 10012

Re:	Second Amendment to Employment Agreement

Dear Hamdi,

This letter amends the terms of the Employment Agreement, dated as of June 27, 2018 as amended on December 20, 2018 (“Employment Agreement”), by and between you and Chobani Global Holdings, LLC (the “Company”). You and the Company hereby agree that Section 5 of the Agreement shall be deleted in its entirety. All other terms of the Agreement shall remain unchanged.

Please indicate your acceptance of these terms by signing below.

Sincerely,

CHOBANI GLOBAL HOLDINGS, LLC

By: /s/ Kathleen Leo

Name: Kathleen Leo

Title: Secretary

AGREED AND ACCEPTED:

/s/ Hamdi Ulukaya

Hamdi Ulukaya